AMENDED AND RESTATED

                        SPLIT DOLLAR INSURANCE AGREEMENT

         WHEREAS, National Fuel Gas Company (hereinafter, with any of its subsidiaries, collectively called the "Company"), in recognition of the highly valued services of Bernard J. Kennedy (hereinafter called the "Executive"), the Executive's importance to the success of the Company, and the need of Executive's family for financial security in the event of Executive's death, has authorized the adoption of a split dollar insurance agreement benefiting the Executive; and

         WHEREAS, pursuant to such authorization, the Executive and the Company entered into a certain Split Dollar Death Benefits Agreement dated August 28, 1991, which Agreement has been amended by subsequent agreements dated April 19, 1993 and March 15, 1994; and

         WHEREAS, the Executive and the Company desire to amend in certain respects and to restate in its entirety the terms of such Split Dollar Death Benefits Agreement, as amended; and

         WHEREAS,   the  Executive  has  agreed  not  to   participate   in  any
noncontributory group term life insurance program while employed by the Company; and

         WHEREAS, the Company desires to be reimbursed, upon termination of this Agreement, for premiums it advances to maintain a life insurance policy or policies for these purposes; and

         WHEREAS, by an Irrevocable Trust Agreement dated January 9, 1998, the Executive has established a trust (the "Trust") to which the Executive has assigned all of his interests in the insurance policies described in Section I of this Agreement.

NOW THEREFORE, for mutual consideration, the receipt and adequacy of which the Company, the Executive and the Trust each acknowledge, the Company, the Executive and the Trust agree as follows:

I.       LIFE INSURANCE

         A. The Trust and the Company are currently the co-owners of one insurance policy (policy number 3066713) (hereinafter, with any replacement policy, called the "Co-Owned Policy"), having a total face amount of $2,000,000, issued by The Guardian Life Insurance Company of America, of New York, New York (hereinafter the "Insurer") on the life of the Executive.

         B. The Trust is currently the owner of five life insurance policies (policy numbers 3171767, 3181516, 3495552, 3727153 and 3936117), having a total face amount of $6,283,473 (hereafter, with any additional or replacement policies, called the "Additional Policies"), issued by the Insurer on the life of the Executive. (The Co-Owned Policy and the Additional Policies may be collectively referred to hereinafter as the "Policies.")

         C. The Company's ownership of the Co-Owned Policy while this Agreement is in force shall be equal to the "Company's Interest" as defined in Section V of this Agreement. The balance of the Co-Owned Policy shall be owned by the Trust. Except as specifically provided in this Agreement, the Company and the Trust may exercise all rights and incidents of ownership only with respect to their respective ownership interest in the Co-Owned Policy.

         D. The Trust shall be the sole owner of the Additional Policies and may exercise all rights and incidents of ownership with respect to the Additional Policies, except as specifically provided in this Agreement and in certain collateral assignments of the Additional Policies to the Company, executed in connection with this Agreement (the "Collateral Assignments").

II.      PREMIUMS

         The Company shall advance each premium due on the Policies during the term of this Agreement to the Insurer on or before the premium due date, extended by any grace period. The Executive or the Trust may elect to reimburse the Company for all or a portion of any premium due on the Policies. The Company may elect to offset all or a portion of the premium advances with dividends from the following policies during the year so indicated: policy numbers 3066713, 3171767, 3181516 and 3495552 beginning in the year 2002; and policy number 3727153 beginning in the year 2003.

III.     BENEFICIARY

         The Trust may from time to time while this Agreement is in force, by such written notice to the Insurer as the Insurer may require, designate the beneficiary or beneficiaries (the "Beneficiary") to receive the policy proceeds, to the extent provided in Section VI.

IV.      TERMINATION OF AGREEMENT

         A. This Agreement shall terminate upon the earliest to occur of the following:

              a) February  15,  2010,  unless the Company and the Trust agree in writing to a later date;

              b) mutual  agreement  of the  Company  and the Trust prior to such date;

              c) the Executive's death.

         B. If the Executive's employment with the Company is terminated for Cause, as hereinafter defined, or if the Executive engages in Competition, as hereinafter defined, with the Company, whether or not the Executive's employment with the Company has been terminated, the Company may terminate this Agreement by written notice to the Executive and the Trust. In the event of termination under this Subsection B, the Executive and the Trust shall forfeit all rights under this Agreement, and, notwithstanding anything in this Agreement, the Company shall be entitled to any and all interests in the Policies.

V.       REPAYMENT TO THE COMPANY

         Upon termination of this Agreement during the Executive's life as described in Section IV A(a) and (b), the Company shall be entitled to repayment of an amount (the "Company's Interest") determined as follows:

         A. With respect to three of the Additional Policies (policy numbers 3936117, 3171767, 3181516), the Company shall be entitled to repayment of the total premiums advanced by the Company to maintain such policies since their issuance, less any amount reimbursed to the Company by the Executive or the Trust.

         B. With respect to two of the Additional Policies (policy numbers 3495552 and 3727153), the Company shall be entitled to the entire cash surrender value of such policies.

         C. With respect to the Co-Owned Policy (policy number 3066713), the Company shall be entitled to an amount sufficient to bring the total repayment for all policies hereunder to $6,047,000.

If full repayment is not made within 60 days of termination of this Agreement, the Company may, with respect to the Additional Policies, enforce its rights under the Collateral Assignments. Upon receipt of the Company's Interest in any of the Additional Policies, the Company will promptly release the Collateral Assignment thereof. With respect to the Co-Owned Policy (policy number 3066713), the Company shall be entitled to an amount sufficient to bring the total repayment for all policies hereunder to $6,047,000.

VI.      DEATH BENEFIT AND REPAYMENT TO THE COMPANY WHILE AGREEMENT IS IN FORCE

         A. If this Agreement terminates by reason of the Executive's death, the proceeds of the Policies shall be paid as follows:

              a) The Company shall receive an amount equal to the total premiums paid by the Company to maintain the Policies since their issuance, less any amount reimbursed to the Company by the Executive or the Trust.

              b) The Beneficiary shall be paid the sum of $8,000,000 (the "Death Benefit").

              c) Any remaining policy proceeds after satisfaction of a) and b) shall be paid to the Company.

         B. The Company shall notify the Insurer of the amount of the Death Benefit within 30 days of the death of the Executive while this Agreement is in force, and the Death Benefit shall be paid to the Beneficiary under the settlement option elected by the Trust.

VII.     OTHER COMPANY BENEFITS

         The Executive shall have no right to participate in any non-contributory group-term life insurance plan maintained by the Company. In other respects, the benefits provided to the Executive under this Agreement and the Policies shall be separate from and in addition to other benefits that may be offered by the Company to the Executive, including any non-contributory accidental death and dismemberment coverage that the Company maintains.

VIII.    POLICY LOANS

         While this Agreement is in force, neither the Company nor the Trust shall borrow against or pledge the Policies as security for any debt.

IX.      ASSIGNMENT OF THE POLICIES AND THIS AGREEMENT

         The Policies shall not be assigned, transferred, pledged, surrendered or otherwise encumbered or alienated without the written consent of the Company. Any assignee pursuant to this Section and any other successor to the Trust's interest in the Policies shall be bound by this restriction.

X.       REPLACEMENT OF THE POLICIES

         The Company shall have the right to replace the Policies with a new policy or policies, with the consent of the Trust.

XI.      AMENDMENT

         This Agreement may be altered, amended or modified only by a written agreement signed by the Company and the Trust. This Agreement and any amendments hereto shall be binding upon the Company, the Executive, the Trust and their legal representatives, successors, beneficiaries and assigns. In the event that the Company becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of the Company or its successors in interest.

XII.     DEFINITION OF TERMS

         A. "Cause" means serious, willful misconduct in respect of the Executive's obligations to the Company that has damaged or is likely to damage the Company, including (without limitation) any endeavor by the Executive, directly or indirectly, to interfere in the business relations of or otherwise harm the Company, as the Company shall reasonably determine.

         B. "Competition" means any employment, consulting contract or other arrangement, before or after the termination of the Executive's employment with the Company, with any person or entity that is then or becomes engaged in a business enterprise of any sort that is, in any material respect, competitive with the Company, or any assistance by the Executive to any such enterprise in engaging in such competition.

XIII.    NONINTERFERENCE

         The Executive and the Trust covenant that the Executive, the Trust, any Assignee and the Beneficiary shall not interfere with the Company's rights under this Agreement or take any voluntary action that causes the Policies to fail or lapse, in whole or in part. The Executive, the Trust, any Assignee and the Beneficiary will cooperate with Company and the Insurer in all respects in obtaining and maintaining the Policies and shall, if necessary, use their best efforts to provide, from time to time, such evidence of insurability as the Insurer may require.

XIV.     MISCELLANEOUS

         A. If any part of this Agreement or the application of any part to certain persons or circumstances shall be invalid or unenforceable, the remainder of the Agreement shall continue to be effective.

         B. This Agreement shall be construed and regulated under the laws of the State of New York.

         C. The Executive understands that the benefits provided under this Agreement will or may result in taxable income to him and the Company reserves the right to implement tax withholding respecting such amounts as and when it may deem such withholding appropriate.

XV.      ERISA PROVISIONS

         This Agreement constitutes part of a welfare benefit plan ("Welfare Plan") and, as such, the following provisions are part of this Agreement and are intended to meet the requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"):

                1.       The named fiduciary of the Welfare Plan is the Company.

                2. The funding policies under the Welfare Plan are that all premiums on the Policies be remitted to the Insurer by the Company when due. The Executive or the Trust may elect to reimburse the Company for all or a portion of any premium due on the Policies.

                3. Direct payment by the Insurer is the basis of payment of benefits under this Agreement.

                4. For claims procedure purposes with respect to claims asserted under the Welfare Plan, the "Claims Manager" shall be Robert J. Dauer, or such other person as may be designated from time to time by the Company.

                         a. If for any reason a claim for benefits is made by a participant under the Welfare Plan ("Claimant") and is denied by the Company, the Claims Manager shall deliver to the Claimant a written explanation specifying the reasons for the denial, the provisions on which such denial is based, such other data as may be pertinent, and the procedures available to the Claimant to obtain review of the claim, all written in a manner calculated to be understood by the Claimant. For this purpose,

                                  (i)     the claim shall be deemed filed when
                                          presented in writing to the Claims
                                          Manager; and

                                  (ii)    the  Claims  Manager's   explanation
                                          shall be in writing delivered to the
                                          Claimant  within 90 days of the date
                                          the claim is filed.

                         b. The Claimant shall have 60 days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the Claimant or his or her representative may submit pertinent documents and written issues and comments.

                         c. The Claims Manager shall have discretion to decide the issue on review and shall furnish the Claimant with a copy of the decision within 60 days of receiving the Claimant's request for review of the claim. The decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons for the decision, as well as the provisions on which the decision is based. If a copy of the decision is not so furnished to the Claimant within such 60 days, the claim shall be deemed denied on review.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set opposite their respective signatures, to be effective on the 15th day of June, 2000.

                                       NATIONAL FUEL GAS COMPANY


July 26, 2000                       By:/s/Philip C. Ackerman
-------------------------------        ------------------------
Date                                   Philip C. Ackerman
                                       President
/s/Paula M. Ciprich
-------------------------------

Witness

                                    EXECUTIVE:

July 21, 2000                       /s/Bernard J. Kennedy
-------------------------------     ------------------------------------------
Date                                Bernard J. Kennedy

/s/Paula M. Ciprich
-------------------------------
Witness

                                    TRUSTEE:

July 31, 2000                       /s/Joseph B. Kennedy
-------------------------------     ------------------------------------------
Date                                Joseph B. Kennedy, as Trustee of the Trust
                                    under the Agreement dated January 9, 1998
/s/Geraldine D. Kennedy
-------------------------------
Witness